                                                                    EXHIBIT 21.1


NAME OF                                                       JURISDICTION OF
SUBSIDIARY                                                    INCORPORATION
----------                                                    -------------
Actar Airforce, Inc.                                          Canada
Breas Medical AB                                              Sweden
Marquest Medical Products, Inc.                               Colorado
Sleep Services of America, Inc.                               Pennsylvania
  (formerly, National Sleep Technologies, Inc.)
Stelex -- The Validation Group, Inc.                          Pennsylvania
  (formerly, The Validation Group, Inc.)
Thomas Medical Products, Inc.                                 Pennsylvania
Vital Pharma, Inc.                                            Florida
Vital Signs California, Inc.                                  California
Vital Signs Limited                                           United Kingdom
Vital Signs MN, Inc.                                          Minnesota
Vital Signs Export, Inc.                                      Barbados





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